  Exhibit 99.1

Youngevity International, Inc. Closes on an Aggregate of $3.6 Million in its Series B Convertible Preferred Offering

Completion of Offering Triggers Conversion of $7.3 Million of Debt to Equity

SAN DIEGO, Calif. --- April 2, 2018 - Youngevity International, Inc. (NASDAQ: YGYI), a leading omni-direct lifestyle company, today announced the completion of its previously announced public offering of its Series B Convertible Preferred Stock in which it raised aggregate proceeds of $3,621,143. Youngevity received net proceeds of $3,328,761 in the offering.

Each preferred share was priced at $9.50 and is initially convertible at any time, in whole or in part, at the option of the holders, into two shares of common stock of Youngevity International, NASDAQ, YGYI

Tripoint Global Equities acted as lead managing selling agent and book runner through its BANQ® platform.

The completion of the offering creates a forced conversion of debt Youngevity sold in its 2017 private placement into 1,577,032 shares of common stock at a conversion price of $4.60 and relieves Youngevity of $7.3 million of existing debt.

Proceeds from the sale of the convertible preferred are expected to be used for working capital in the company’s coffee and direct selling divisions.

Dave Briskie, President and CFO of Youngevity stated, “We structured this offering in a manner that allowed broad participation so it was more than just a capital raise for us. For years we had discussed the possibility of creating an opportunity for our loyal distributors and customers to become shareholders in our company. Utilizing Tripoint’s BANQ platform allowed us to meet this objective as it provided the opportunity for participation at a low minimum investment. Additionally, we realized that by reaching a certain threshold in this raise we had the opportunity to convert $7.3 million of debt into permanent capital, equity, and obviously relieve our balance sheet of that debt. We are extremely pleased that with this closing we have achieved over a $10.5 million improvement to our balance sheet”

“We are pleased to be a part of the Youngevity offering and provide the seamless conduit utilizing our BANQ platform to all to allow the distributors to become shareholders and help contribute the future success of the Company, “stated Mark Elenowitz, CEO TriPoint Global Equities.

About Youngevity International, Inc.

Youngevity International, Inc. ( NASDAQ : YGYI ), is a leading omni-direct lifestyle company -- offering a hybrid of the direct selling business model, that also offers e-commerce and the power of social selling. Assembling a virtual Main Street of products and services under one corporate entity, Youngevity offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. The Company was formed in the course of the summer 2011 merger of Youngevity Essential Life Sciences with Javalution® Coffee Company (now part of the company's food and beverage division). The resulting company became Youngevity International, Inc. in July 2013. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and includes statements regarding the anticipated use of proceeds. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to continue our international growth, our ability to continue to maintain compliance with the NASDAQ requirements, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to add additional products (whether developed internally or through acquisitions), our ability to continue our financial performance, and the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Chuck Harbey
PCG Advisory Group
charbey@pcgadvisory.com
P: 646.863.7997